Exhibit 1.1

CORECIVIC, INC.

Common Stock

($0.01 par value)

AMENDED AND RESTATED ATM EQUITY OFFERINGSM SALES AGREEMENT

August 28, 2018

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

SunTrust Robinson Humphrey, Inc.

Jefferies LLC

Fifth Third Securities, Inc.

c/o

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

CoreCivic, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., Jefferies LLC and Fifth Third Securities, Inc., as sales agent and/or principal (each, an “Agent” and collectively, the “Agents”) shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $200,000,000, on the terms set forth in this Amended and Restated ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(l) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Amended and Restated ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “1933 Act”), on Form S-3 (File No. 333-227078), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act, which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b)

under the 1933 Act (“Rule 424(b)”). Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any specific offering of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent.

“General Disclosure Package” means, with respect to a specific offering and sale of Shares, each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares offered and sold in such offering and the public offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offering and sale of Shares, the applicable Agent(s), pursuant to Section 3(l) hereof that is furnished to the Agents or such applicable Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “1934 Act”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.  Representations and Warranties.  The Company represents and warrants (a) to the Agents at the date of this Agreement, as of each Registration Statement Amendment Date (as defined in Section 3(o) hereof), as of each Company Periodic Report Date (as defined in Section 3(n) hereof), as of each Company Earnings Report Date (as defined in Section 3(o) hereof), and as of each Request Date (as defined in Section 3(o) hereof), and (b) with respect to a specific offering and sale of Shares, to such applicable Agent(s), as of each Applicable Time and each Settlement Date (as defined in Section 2(i) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act (“Rule 401(g)(2)”) objecting to the use of the Registration Statement or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A under the 1933 Act against the Company have been instituted, are pending or, to the knowledge of the Company, are threatened by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable.

(ii)    Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties contained in this Section 1(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein. The parties hereto agree that the only information furnished to the Company by the Agents is the information in the Prospectus in the last sentence in paragraph three under the caption “Plan of Distribution (Conflicts of Interest)” relating to the Agents’ potential investment in various securities.

(iii)    Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the 1933 Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)    Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Amended and Restated ATM Equity Offering SM Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)    Company Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, (C) at the date of this Amended and Restated ATM Equity Offering SM Sales Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Independent Accountants.  Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the 1933 Act and the 1934 Act and the rules of the Public Company Accounting Oversight Board.

(vii)    Financial Statements; Non-GAAP Financial Measures.  The historical consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the 1934 Act and Regulation S-X under the 1933 Act applicable to registration statements on Form S-3 under the 1933 Act, as applicable, and present fairly, in all material respects, the consolidated financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented, except as may be expressly stated in the related notes thereto. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The pro forma financial statements and the related notes thereto included in the Registration Statement, General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Loss or Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and except where such loss or interference would not have a Material Adverse Effect (as defined below); neither the Company nor any of its subsidiaries has entered into, since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and since such date, there has not been any change in the capitalization (other than with respect to regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and stock-based compensation awards in the ordinary course of business) or long-term debt (other than drawings under, and paydowns of, the Company’s Second Amended and Restated Credit Agreement dated as of April 17, 2018, as amended (the “Credit Agreement”), in the ordinary course of business or as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus) of the Company or any of its subsidiaries or any development in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company or its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect.

(ix)    Incorporation and Good Standing of the Company and its Subsidiaries.  The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or leasing of property or the conduct of their respective businesses requires such qualification, except as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”), and have all corporate or limited liability company power and authority, as applicable, necessary to own or hold their respective properties and to conduct the businesses in which they are presently engaged.

(x)    Capitalization; Listing of Common Stock.  The Company has an authorized capitalization as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized, issued and are fully paid and non-assessable and conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; and all of the issued shares of capital stock or limited liability company interests as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid (to the extent required under the organizational documents of the applicable subsidiary or applicable law) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in each of the Disclosure Package and the Prospectus. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, been listed, and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to terminate the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xi)    Authorization of this Agreement.  The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)    Authorization and Description of Shares.  The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xiii)    No Applicable Registration or Similar Rights.  There are no contracts, agreements or understanding between the Company, any subsidiary of the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company or any subsidiary to file a registration statement under the 1933 Act with respect to any securities of the Company or such subsidiary owned or to be owned by such person or to require the Company or such subsidiary to have such securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(xiv)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries (A) is in violation of its charter or by-laws or similar organizational documents, (B) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership, leasing and/or operation of its properties or to the conduct of its business and has received no notice of any proceeding regarding the revocation or modification or non-compliance with any such license, permit, certificate, franchise or other governmental authorization or permit, except, with regard to (B) and (C) of this paragraph, for such defaults, violations or failures that would not reasonably be expected to have a Material Adverse Effect. The issuance and sale of the Shares, the delivery and performance of this Agreement, and compliance with all of the provisions of this Agreement by the Company and the consummation of the transactions contemplated hereby and the use of the net proceeds from the sale of the Shares as described in the in the Registration Statement, the General Disclosure Package and the Prospectus (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Entity”), except where such violation would not have a

Material Adverse Effect. Except for the registration of the Shares under the 1933 Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares to or through the Agent, no consent, approval, authorization or order of, or filing, registration or qualification with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to receive the required consent, approval, authorization, order, filing, registration or qualification (other than as may be required under the federal securities laws) would not have a Material Adverse Effect or impair the Company’s and/or the Agents’ ability to offer and sell the Shares or otherwise perform its obligations under this Agreement.

(xv)    Absence of Labor Dispute.  No labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

(xvi)    ERISA Compliance.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” of the Company or any subsidiary that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such action or failure which would not result in a Material Adverse Effect.

(xvii)    Absence of Proceedings.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property, assets or operations of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no such proceedings are to the knowledge of the Company threatened or contemplated by Governmental Entities or by others.

(xviii)    Annual Report.  There are no contracts or other documents that as of the filing dates of the Company’s most recent annual and quarterly reports filed pursuant to Section 13 or 15(d) of the 1934 Act would be required to be filed as exhibits to such reports pursuant to Item 601 of Regulation S-K that have not been so filed.

(xix)    Title to Property.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and valid title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and each of its subsidiaries; and all real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its subsidiaries.

(xx)    Intellectual Property Rights.  The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not result in a

Material Adverse Effect, and the conduct of their respective businesses will not conflict with, and they have not received any notice of any claim of conflict with, any such rights of others, except which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)    Compliance with Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their subsidiaries or any of their predecessors in interest) upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xxii)    Books and Records; Accounting Controls and Procedures.  The Company and each of its subsidiaries (A) makes and keeps accurate books and records and (B) maintains systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act) that comply in all material respects with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (I) transactions are executed in accordance with management’s general or specific authorizations; (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (III) access to assets is permitted only in accordance with management’s general or specific authorization; and (IV) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii)    Internal Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; (B) have been evaluated for effectiveness as required by Rule 13a-15 under the 1934 Act as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(xxiv)    No Material Weakness in Internal Controls.  Based on the evaluation of its disclosure controls and procedures and its internal controls over financial reporting, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxv)    No Significant Changes in Internal Controls.  Since the date of the most recent evaluation of such disclosure controls and procedures and its internal controls over financial reporting, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxvi)    Sarbanes-Oxley Compliance.  The Company and, to the knowledge of the Company, its officers and its directors (in their capacities as such) are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

(xxvii)    Tax Law Compliance.  The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed (subject to extensions of time for the proper filing of such returns) through the date hereof and have paid all taxes as set forth in such returns, except where failure to file such tax returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect. No deficiency for taxes with respect to the Company or any of its subsidiaries has been claimed, proposed or assessed in writing by any Governmental Entity which has not yet been settled which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect. No subsidiary of the Company that is a limited partnership or limited liability company has made an election under Section 7701 of the Code, to change its default classification for federal income tax purposes, except for any taxable REIT subsidiary (TRS) of the Company formed in the ordinary course of business of the Company that has been organized as a limited partnership or limited liability company.

(xxviii)    Insurance.  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as in the Company’s reasonable judgment is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where failure to have such insurance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxix)    Company and Subsidiaries Not an “Investment Company”.  Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Shares and upon application of the net proceeds therefrom as described under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx)    Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed to, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxi)    Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (A) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (B) has made or taken any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the Company or any of its subsidiaries; (C) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (D) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices

Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company or any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is subject. The Company and its subsidiaries and, to the Company’s knowledge, their affiliates, have each conducted their businesses in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(xxxii)    Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting laws, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity, and any applicable international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or, threatened.

(xxxiii)    No Conflict with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent or affiliate of the Company or any of its subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently subject to or the target of any sanctions administered or imposed by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company and its subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea) (each, a “Sanctioned Country”); none of the Company or any of its subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the offering, whether as an agent, underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiv)    REIT Status.  Commencing with the Company’s taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code; and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxxv)    Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with the Agents or any bank, lending or other affiliate of any Agent and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Agent or any affiliate of any Agent.

(xxxvi)    Market and Customer Data.  The market-related and customer-related data and estimates included or incorporated by reference in each of the Registration Statement, General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

(xxxvii)    No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xxxviii)    Actively-Traded Security.  The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxix)    Related-Party Transactions.  No relationship, direct or indirect, that would be required to be described by the Company under Item 404 of Regulation S-K promulgated under the 1933 Act, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xl)    No Violation of Regulations.  None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xli)    No Restrictions on Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loan or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the provisions of (A) that certain indenture, dated April 4, 2013 governing the Company’s 4.125% Senior Notes due 2020 and (B) that certain indenture, dated April 4, 2013 governing the Company’s 4.625% Senior Notes due 2023 and (C) that certain indenture, dated September 25, 2015, governing the Company’s 5.00% Senior Notes due 2022 and (D) the Credit Agreement, in each case, including all amendments or supplements thereto.

(xlii)    Reporting Company.  The Company is subject to Section 13 or 15(d) of the 1934 Act.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Agents as to the matters set forth therein subject to the statements and qualifications set forth therein.

Section 2.  Sale and Delivery of Shares.

(a)    Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell Shares through the applicable Agent acting as sales agent or directly to the applicable Agent(s) acting as principal from time to time. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)    The Shares are to be sold through an Agent on an agented basis on any business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has performed its covenants and has satisfied the conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares (or the maximum aggregate gross sales price) to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Upon the terms and subject to the conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agent as to any change of the agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares in accordance with the Company’s instructions and (B) no Agent will incur any liability or obligation to the Company if it fails to sell Shares for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(c)    The Company or the Agent through whom the sale of Shares is to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which the Agent acts as sales agent shall be an amount not to exceed 2.0% of the gross sales price for such Shares. The Company may sell Shares to an Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement.

(e)     The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company instructs an Agent to sell Shares in a manner that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(f)     Promptly following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement, the applicable Agent acting as sales agent shall provide written confirmation to the Company setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(g)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for issuance under the Prospectus and the then effective Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of instructions pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agent shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(h)    If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Amended and Restated ATM Equity Offering SM Sales Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the judgment of each party.

(i)    Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the Trading Day on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent(s) (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent, such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(j)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Agent shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(k)    Notwithstanding clause (ii) of Section 2(j) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such

Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(k) shall in no way affect or limit the operation of clause (i) of Section 2(j) hereof, which shall have independent application.

(l)    No Agent shall have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth below. Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement. The commitment of the applicable Agent to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Amended and Restated ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.  The Company agrees with the Agents that, during the term of this Agreement:

(a)    Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information that relates to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest practicable moment. In the event of any issuance of a notice of objection, by the Commission, the Company shall use its commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)    Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1934 Act, the Company will promptly (A) notify the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as promptly as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or Agent(s), as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(c)    Filing or Use of Amendments and Supplements.  The Company will notify the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, or (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, and will furnish to the Agents or such Agent(s), as the case may be, copies of any such document a reasonable amount of time prior to such proposed filing or use and will not file or use any such document to which the Agents or such Agent(s), as the case may be, or counsel for the Agents shall reasonably object within a reasonable time following receipt thereof.

(d)    Delivery of Registration Statements.  The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Delivery of Prospectuses.  The Company will furnish to the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 153 or 172 under the 1933 Act, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agent(s), as the case may be, may reasonably request. The Company will also furnish, upon reasonable request of the Agents or such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Reporting Requirements.  The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 153 and 172 under the 1933 Act, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act, including, if applicable, Rule 463 under the 1933 Act.

(g)    Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) to qualify the Shares for offering and sale under the applicable securities laws of such states and U.S. jurisdictions as the Agents or such Agent(s), as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)    Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)    Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)    Listing.  The Company will use its commercially reasonable efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares on the NYSE.

(k)    Notice of Certain Actions.  During the period beginning on the first Trading Day immediately prior to the date on which instructions to sell Shares are delivered by the Company to an Agent and ending on the first Trading Day following the Settlement Date with respect to such sales, the Company will not, without the prior written consent of the applicable Agent, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the first Trading Day prior to the delivery by the Company to the applicable Agent of such instructions to sell Shares hereunder and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, options to purchase Common Stock, stock units or any other securities convertible into or exchangeable for Common Stock issued or granted to employees or directors of the Company pursuant to, or the filing of a registration statement with respect to, any existing or future benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any rights to purchase shares of Common Stock or any shares of Common Stock issued pursuant to, or the filing of a registration statement with respect to, any existing or future employee stock purchase plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (E) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in full or partial consideration in connection with future acquisitions or strategic investments.

(l)    Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the applicable Agent(s), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that such consent shall be deemed to have been given with respect to an electronic road show. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agent(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)    No Stabilization or Manipulation.  The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)    Update of Activity under this Agreement.  The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)    Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(k) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”), the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A), the applicable Agent(s) an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agent or, in the case of clause (A) above, the applicable Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate; provided, that the Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(w) hereof. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)    Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agent(s), as the case may be, the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be) and counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish or cause to be furnished such opinions and letters during a Suspension Period pursuant to Section 3(w) hereof. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)    Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agent(s), as the case may be, a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents or, in the case of clause (A) above, such Agent(s), as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(w) hereof. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)    Trading in the Common Stock.  The Company consents to the Agents trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)    Non-Consummation Offer.  If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)    Due Diligence Review.  The Company will cooperate upon reasonable notice with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)    Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will use its commercially reasonable efforts to take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)    Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness. The Company will take all other commercially reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(w)    Suspension Period.  The Company may notify the Agents by telephone (confirmed promptly by e-mail), or by such other method as the Company and the Agents shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the second business day preceding any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents that it is revoking its prior notice to the Agents that it does not intend to sell Shares under this Agreement (a “Suspension Period”). During any such Suspension Period, the Company’s obligations to provide certificates pursuant to Section 3(o) hereunder, legal opinions and letters pursuant to Section 3(p) hereunder, and letters from independent accountants pursuant to Section 3(q) hereunder shall be suspended and waived. Upon termination of a Suspension Period, no Agent shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company performs its obligations hereunder, and satisfies the additional conditions contained herein, including delivery of all such deliverables to the Agents required pursuant to Sections 3(o), 3(p) and 3(q) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents of their customary due diligence update.

(x)    REIT Qualification.  The Company will use its reasonable best efforts to meet the requirements to qualify as a REIT under the Code for the taxable year in which any sales of Shares pursuant to this Agreement are to occur, unless and until the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified. The Company will promptly notify the Agents of any such determination by the board of directors.

Section 4.  Payment of Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of such number of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto as reasonably requested by the Agents, (iii) the preparation, issuance and delivery to the Agents of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the

Agents, (iv) the fees and disbursements of (a) the Company’s counsel, accountants and other advisors, and (b) the reasonable out of pocket expenses of the Agents, including the reasonable fees and disbursements of counsel for the Agents incurred in connection with this Agreement and the transactions contemplated hereby not to exceed $200,000, with the Agents being solely responsible for (i) the payment of such fees and disbursements thereafter and (ii) allocating payments among themselves, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel for the Agents not to exceed $15,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares (such fees and disbursements of counsel for the Agents not to exceed $20,000), (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(ii) hereof.

Section 5.  Conditions of Agents’ Obligations.  The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement and Filing of Prospectus.  The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have become effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the initial Prospectus Supplement promptly following the execution and delivery of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act shall have been instituted or shall be pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)    Opinion of Counsel for the Agents.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, the Agents shall have received the favorable written opinions or other statements of Alston & Bird LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion(s) involve(s) factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)    Opinion of Counsel to the Company.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, the Agents shall have received (A) the favorable opinion with respect to such matters as the Agents may reasonably request, dated as of such date, of Latham & Watkins LLP, as counsel for the Company, (B) the favorable opinion with respect to such matters as the Agents may reasonably request, dated as of such date, of Latham & Watkins LLP, as to certain federal income tax matters, and (C) the favorable opinion with respect to such matters as the Agents may reasonably request, dated as of such date, of Miles & Stockbridge P.C., as Maryland counsel to the Company.

(d)    Accountants’ Letter.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, the Agents shall have received a letter from Ernst & Young LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)    Officer’s Certificate on Size of ATM Program.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, the Company shall have furnished to the Agents a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum aggregate gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)    Officers’ Certificate for the Company.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, there shall not have been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, contemplated.

(g)    Listing.  The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)    Additional Documents.  On the date of this Amended and Restated ATM Equity OfferingSM Sales Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(i)    Termination of this Amended and Restated ATM Equity OfferingSM Sales Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Amended and Restated ATM Equity OfferingSM Sales Agreement may be terminated by the Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)    Indemnification of the Agents.  The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Agent within the meaning of the 1933 Act and the 1934 Act from and against any loss, claim, damage, liability or expense, as incurred, to which such Agent, its directors, affiliates, officers, employees, agents or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and to reimburse each Agent, its directors, affiliates, officers, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Agents) as such expenses are reasonably incurred by such Agent, or its officers, affiliates, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in (b) of this Section 6. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of Company, Directors and Officers.  Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act from and against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the 1933 Act, or caused by any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Agents have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the last sentence in paragraph three under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus; the indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Agent may otherwise have.

(c)    Notifications and Other Indemnification Provisions.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the named parties (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, (ii) the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnifying party and the indemnified party shall have mutually agreed. It is understood, however, that the indemnifying party shall, in connection with any proceeding or related proceeding in the same jurisdiction, not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action. Any such separate firm for any Agent, its affiliates, employees, agents, directors and officers and any control persons of such Agent shall be designated in writing by such Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.

(d)    Settlements.  The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 7.  Contribution.  If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the applicable offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the applicable offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the applicable offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total commission received by the applicable Agent(s). The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the applicable Agent(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent in connection with the Shares offered or sold through it or purchased by it for sale to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to the number of Shares offered or sold through it or purchased by it in the applicable offering. For purposes of this Section 7, each director, officer, affiliate, employee and agent of an Agent and each person, if any, who controls an Agent within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as such Agent, and each director and officer of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9.  Termination.

(a)    This Amended and Restated ATM Equity Offering SM Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of five days prior written notice to the other parties hereto.

(b)    The applicable Agent(s) may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)    If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)    if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)    if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of any default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)    In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(d) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, shall be delivered or sent by mail or facsimile transmissions to:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Attention:  David Moran; Thomas Opladen Jr.; Christopher Norris

Facsimile:  (415) 835-2514

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, NE, 11th Floor

Atlanta, Georgia 30326

Attention:  Equity Syndicate

Facsimile:  (404) 926-5872

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention:  General Counsel

Fifth Third Securities, Inc.

424 Church Street, Suite 600

Maildrop UTFC6B

Nashville, Tennessee 37219

Attention:  Mike Ryan

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention:  M. Hill Jeffries

                             Rosemarie A. Thurston

and if to the Company to:

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Facsimile:  (615) 263-3170

Attention:  David M. Garfinkle

with a copy to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Facsimile: (714) 755-8290

Attention:  William J. Cernius

                             Daniel E. Rees

Any party hereto may change the address for receipt of communications by giving written notice to the other.

Section 11.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agent(s), on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent(s) have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Merrill Lynch, Pierce, Fenner & Smith Incorporated may assign its rights and obligations under this Agreement to BofAML Securities, Inc. as an assignee without prior written consent of any party. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13.  Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.  Consent to Jurisdiction; Waiver of Immunity.  The Company and each Agent agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. The Company and each of the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.  TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 19.  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement nor any consent or approval to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Company and the Agents or, in the case of an offer and sale of Shares to one or more Agents as principal, the applicable Agents.

Section 20.  Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,
CoreCivic, Inc.

By:	/s/ David M. Garfinkle
Name: David M. Garfinkle
Title: Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED ATM EQUITY OFFERINGSM SALES AGREEMENT]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Abhijit Bhide
Name: Abhijit Bhide Title: Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Donald J. Campisano
Name: Donald J. Campisano Title: Managing Director

JEFFERIES LLC

By:	/s/ Mike Ryan
Name: Mike Ryan Title: Managing Director

FIFTH THIRD SECURITIES, INC.

By:	/s/ Mike Ryan
Name: Mike Ryan Title: Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED ATM EQUITY OFFERINGSM SALES AGREEMENT]

Annex I

CORECIVIC, INC.

Common Stock

($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENTS]

Ladies and Gentlemen:

CoreCivic, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Amended and Restated ATM Equity OfferingSM Sales Agreement, dated [August 28, 2018] (the “Sales Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., Jefferies LLC and Fifth Third Securities, Inc. (each an “Agent” and collectively, the “Agents”)], to issue and sell to [[●] and [●]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [●] shares of Common Stock specified in Schedule A hereto (the “Option Securities” and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called the “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

I-1

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [●], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours, CoreCivic, Inc.

By:

Name: Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name: Title:

*	Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

I-2